Certifications of Chief Executive Officer and Co-Chief Financial Officers of
       Cable TV Fund 12-C, Ltd. pursuant to Section 1350 of Chapter 63 of
                       Title 18 of the United States Code


      Brian L. Roberts, Chief Executive Officer, Lawrence S. Smith, Co-Chief Financial Officer and John R. Alchin, Co-Chief Financial Officer, of Cable TV Fund 12-C, Ltd. each certifies that, to the best of his knowledge:

      1. the Cable TV Fund 12-C, Ltd. Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cable TV Fund 12-C, Ltd.


                                            /s/ Brian L. Roberts
                                            ------------------------------------
                                            Name: Brian L. Roberts
                                            Chief Executive Officer


                                            /s/ Lawrence S. Smith
                                            ------------------------------------
                                            Name:  Lawrence S. Smith
                                            Co-Chief Financial Officer


                                            /s/ John R. Alchin
                                            ------------------------------------
                                            Name:  John R. Alchin
                                            Co-Chief Financial Officer